Allegiant Q2 2020 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY SECOND QUARTER 2020
FINANCIAL RESULTS
Second quarter 2020 GAAP fully diluted loss per share of $(5.85)
Second quarter 2020 consolidated fully diluted loss per share, excluding COVID related special charges and benefit from the CARES Act of $(5.96)(1)

LAS VEGAS. July 29, 2020 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2020, as well as comparisons to the prior year:

Consolidated	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Total operating revenue	$133.3	$491.8	(72.9)%	$542.5	$943.4	(42.5)%
Operating income (loss)	(113.3)	108.1	(204.8)	(224.3)	199.2	(212.6)
Income (loss) before income taxes	(146.4)	91.8	(259.5)	(277.1)	165.7	(267.2)
Net income (loss)	(93.1)	70.5	(232.0)	(126.1)	127.7	(198.8)
Diluted earnings (loss) per share	$(5.85)	$4.33	(235.1)	$(7.93)	$7.84	(201.1)

Consolidated - adjusted	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2020	2019		2020	2019
Adjusted operating income (loss) (1) (2)	$(106.6)	$108.1	(198.6)	$(51.5)	$199.2	(125.9)
Adjusted income (loss) before income taxes(1) (2)	(119.9)	91.8	(230.6)	(77.7)	165.7	(146.9)
Adjusted net income (loss)(1) (2)	(94.7)	70.5	(234.3)	(61.4)	127.7	(148.1)
Adjusted diluted earnings (loss) per share (1) (2)	$(5.96)	$4.33	(237.6)	$(3.87)	$7.84	(149.4)

Allegiant Q2 2020 Earnings

Airline only	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
(unaudited)	2020	2019		2020	2019
Airline operating revenue (millions)(2)	$129.0	$486.8	(73.5)%	$533.7	$935.1	(42.9)%
Airline operating income (loss) (millions)(2)	(105.4)	115.5	(191.3)	(54.3)	214.0	(125.4)
Airline operating margin	(81.7)%	23.7%	(444.7)	(10.2)%	22.9%	(144.5)

Airline CASM ex fuel (cents)(2)	9.32	5.65	65.0	7.50	6.00	25.0
(1) Adjusted to exclude COVID related special charges, the benefit from the CARES Act payroll support program, and a portion of the tax benefit attributable to the CARES Act.
(2) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

“The second quarter proved to be the most turbulent quarter in the history of the industry,” stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. “As the virus spread throughout the country in March and April, the industry saw an unprecedented plummet in demand, followed by significant capacity cuts, upwards of 80 to 90 percent. As cases subsided, demand began trickling back in, only to begin recessing again with the uptick in cases beginning late June. It appears demand will continue to ebb and flow along with fluctuations in reported cases for the foreseeable future. We have built a unique way to operate our company as compared to the rest of the industry, which will continue to sustain us throughout the duration of these uncertain times.
“We are experts when it comes to managing capacity to meet demand. Our model was built around flexing capacity up and down to meet differing seasonal demand levels. This quarter proved to be the ultimate test of the model, and I believe our second quarter results highlight its inherent strength. Throughout the quarter, we maintained a very broad network and selling presence, cutting capacity when it made sense, but also capturing demand when it returned. We completed the quarter with roughly 50 percent reductions in capacity, maintaining the broadest schedule of any domestic carrier. Load factors were just over 50 percent, a significant step in the right direction from April lows. During the second quarter, Allegiant passengers accounted for more than five percent of all TSA screenings conducted. That is astonishing given our market share. These results are a testament to our ability to not only manage capacity, but also our ability to manage cost, further highlighting we are best equipped to react to these fluctuations in market conditions.
"Although we were able to manage through the chaos of the quarter, arguably better than most, this environment is unsustainable long-term. It continues to be of utmost importance to strengthen liquidity positions. We completed the quarter with an average daily cash burn of $900 thousand, a 57 percent reduction from our initial forecasts. June bookings were a significant contributor to this reduction, with several days in June exceeding prior year booking levels. In fact, June bookings resulted in cash breakeven for the month of June. We continued to remain disciplined in regard to cost savings and successfully cut more than 38 percent of operating expenses from the quarter. These efforts coupled with funds received related to the CARES Act as well as executed financing arrangements enabled us to grow our liquidity position by nearly $200 million to end the quarter with total liquidity of $663.1 million. Unfortunately, the strength seen in June has since weakened as case numbers have risen. I am comfortable the strides made in building liquidity throughout the quarter will act as a safety net as we continue to manage the ever-changing demand environment.
"In conclusion, I would like to thank our 4,000 team members for their continued hard work. These are difficult times, yet our employees continue to go the extra mile to prioritize the health and safety of our passengers by performing additional cleaning procedures on board our aircraft, encouraging social distancing practices, and exemplifying the principles of our Going the Distance for Health and Safety program. Although I believe the effects of this pandemic will linger well into 2021 and possibly beyond, I firmly believe Allegiant's flexible model and financial strength will not only sustain us during these uncertain times, but will ultimately uniquely position us to recover quickly upon a normalized return of demand."

Allegiant Q2 2020 Earnings

Covid-19 Responses - Update

•	Maintain a comprehensive cleaning program for all aircraft that includes a regular schedule of standard and deep-clean procedures that exceed both CDC and Airbus guidance

•
Utilize VOC (volatile organic compound) filters on board every aircraft, which remove additional organic compounds and ensure that cabin air is changed on average, every three minutes, exceeding HEPA standards

•
Continue to encourage social distancing at check-in, while waiting at gates, and throughout the boarding process as well as offer complimentary health and safety kits to each passenger upon boarding the aircraft

•
Treat hard surfaces in all office areas, including airport station offices, maintenance facilities, headquarters/administrative offices, with antimicrobial disinfectant/protectant, and utilize wall-mounted and handheld thermometers for employee and crew member temperature checks

•	Partner with Quest Diagnostics to provide at-home self-collection COVID-19 test kits to employees in the event local testing is not immediately available

•	Effective July 2, require customers and crew members to wear face coverings through all phases of travel, including at the ticket counter, in the gate area, and during flight

•	Offer opt-in option in the booking path for customers to receive notification that their flight has reached 65 percent capacity with option to re-book on another flight with no fee or receive a refund

•	Continue to waive change and cancellation fees for all customers for future travel as well as extend expiry on credit vouchers to two years

•	$80.7 million in cash refunds have been provided year to date

•	Reduced management and support teams by 220 positions, a 20 percent reduction of those work groups

•	Employees will be paid through September 30, 2020, in compliance with the CARES Act

Second Quarter 2020 Results

•
Reported adjusted loss per share of $5.96, which excludes one-time, non-recurring charges, as detailed in the section below titled "COVID-19 Related Special Charges", the benefit from the CARES Act payroll support program, and a portion of the tax benefit attributable to the CARES Act

•	Completed the quarter with load factor in the month of June of 56.8 percent, up 38 points from April

•	Total revenue for the quarter was $133.3 million, down 72.9 percent year over year

•	Progressive improvement in revenue throughout the quarter with April, May, and June decreases of 95 percent, 75 percent, and 52 percent, respectively

•	Despite yield pressure, average air ancillary revenue per passenger for the quarter was $51.57, remaining consistent with prior year

•	Total operating expense was $246.6 million, down 35.7 percent year over year on reduced capacity of 50.1 percent

•	Total operating expense, excluding one-time, non-recurring charges noted below and excluding the benefit related to CARES Act payroll support, was $240.0 million, down 37.5 percent

Network

•	Reduced second quarter capacity by 50.1 percent

•	Anticipate third quarter capacity reductions to be 25 percent of planned capacity but will adjust in accordance with demand trends

•	Conducted minimal close-in cancellations for the months of June and July to date

COVID-19 Related Special Charges

•	Recognized total special charges related to COVID-19 of $101 million during the second quarter

•	$81.2 million included as an operating expense and $19.8 million included as other non-operating expense

•	$59 million adjustment resulting from the accelerated retirements of seven aircraft, loss on sale leaseback transaction of four A320 series aircraft, and write-off of other aircraft related assets

•
$10 million adjustment for additional salary and benefits expense in relation to the elimination of 220 positions as well as other non-recurring compensation expense associated with the acceleration of certain existing awards

•	Total cash outlay is expected to be only $1.5 million of the $10 million adjustment

•	$5 million impairment loss related to an investment interest held by the company since 2018

•	$2 million write-down on various non-aircraft assets

•	$20 million accrual on the expectation to terminate the loan agreement with Sixth Street Partners (formerly TSSP) intended to finance the development of Sunseeker Resorts Charlotte Harbor

•	Expected to be paid throughout the remainder of the year

Allegiant Q2 2020 Earnings

•	$5 million related to suspension of construction at Sunseeker

CARES Act

•	Received $154.7 million of the $171.9 million Payroll Support Program grant in the quarter

•	Remaining $17.2 million to be received in July

•	Received $17.4 million in loan funds (recorded as debt and warrants) related to the $154.7 million received

•	Expense offset recognized during the second quarter related to the grant was $74.5 million

•	Remaining $62.8 million recorded as an accrued liability to be relieved during the third quarter

•	Future expense offset of roughly $75 million to be recognized during the third quarter

•	$45.6 million of federal income tax refunds related to net operating losses from 2018 and 2019 were received in May

•	Additional $48.7 million received during July

•	Expect a federal income tax refund in excess of $125 million related to 2020 net operating losses to be received during the first half of 2021

•	Eligible to receive up to $276 million loan under the CARES Act

Balance Sheet, Cash and Liquidity

•	Total cash and investments at June 30th was $663.1 million

•	Entered into a sale leaseback transaction on June 23, which included the sale of four A320-series aircraft, generating $48 million

•	Further sources of liquidity received during the third quarter around $65.9 million, including:

•	Federal income tax refund of $48.7 million related to net operating losses from 2018

•	Additional payroll support related to the CARES Act of $17.2 million

•	Federal excise tax refund of $21 million related to net refunds issued during 2020 is expected during the second half of the year

•	Evaluating option to access up to a $276 million loan available through the CARES Act as well as other secured financing options available

•	2Q20 daily cash burn averaged $900 thousand per day (1)

•	57 percent reduction from initial expectations of $2.1 million as reported in our first quarter earnings release

•	Gross bookings averaged more than $2.5 million per day during the quarter

•	3Q20 daily cash burn is expected to be slightly above $1 million assuming gross bookings average roughly $2 million per day

•	Includes a portion of the $20 million accrual related to expectation to terminate the loan agreement with Sixth Street Partners

•	24 unencumbered aircraft and 10 unencumbered spare engines with approximate market values of $387 million

•	Air traffic liability at June 30th was $355 million

•	Balance related to future scheduled flights is $139 million

•	Balance related to travel vouchers issued for future use is $216 million

(1) Daily cash burn defined as cash from operations less debt and rent payments and capital expenditure outflows excluding aircraft and engine acquisitions as they are expected to be financed. Excludes impact of CARES Act Payroll Support Program funding.

Capital Expenditures

•	Remaining 2020 spend related to capital expenditures is roughly $165 million

•	Includes five previously executed purchase commitments for aircraft during 2020, all of which are intended to be financed

•	Reduced Sunseeker capital expenditures by $300 million for the year

•	Reduced full year heavy maintenance spend by roughly $70 million, compared to initial guidance of $120 million

•	Six planned aircraft retirements within the next ten months and one additional retirement within the next three years

•	Five planned CFM-engine retirements

Allegiant Q2 2020 Earnings

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, July 29 to discuss its second quarter 2020 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

As a result of the COVID-19 pandemic, we will hold this year's annual stockholders meeting on Tuesday, August 4, 2020.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant's all-Airbus fleet serves communities across the nation, with base airfares less than half the cost of the average domestic roundtrip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations and capacity, the efficacy of cost saving measures, future expenditures, our ability to access additional funds from the Treasury, cash burn, the timing of aircraft acquisitions and retirements, aircraft financings, expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$116,520	$454,779	(74.4)
Third party products	8,443	18,208	(53.6)
Fixed fee contract revenue	3,237	12,487	(74.1)
Other revenue	5,147	6,285	(18.1)
Total operating revenue	133,347	491,759	(72.9)
OPERATING EXPENSES:
Salary and benefits	94,790	113,592	(16.6)
Depreciation and amortization	43,296	38,494	12.5
Aircraft fuel	27,358	119,987	(77.2)
Station operations	27,405	45,870	(40.3)
Maintenance and repairs	13,032	20,877	(37.6)
Sales and marketing	8,909	20,540	(56.6)
Aircraft lease rental	1,427	—	NM
Other	23,752	24,294	(2.2)
CARES Act grant recognition	(74,539)	—	NM
Special charges	81,169	—	NM
Total operating expense	246,599	383,654	(35.7)
OPERATING INCOME (LOSS)	(113,252)	108,105	(204.8)
OTHER (INCOME) EXPENSE:
Interest expense	14,053	20,942	(32.9)
Capitalized interest	—	(1,038)	NM
Interest income	(1,417)	(3,502)	(59.5)
Special charges	19,830	—	NM
Other, net	698	(86)	(911.6)
Total other expense	33,164	16,316	103.3
INCOME (LOSS) BEFORE INCOME TAXES	(146,416)	91,789	(259.5)
INCOME TAX PROVISION (BENEFIT)	(53,313)	21,246	(350.9)
NET INCOME (LOSS)	$(93,103)	$70,543	(232.0)
Earnings (loss) per share attributable to common shareholders(1):
Basic	($5.85)	$4.33	(235.1)
Diluted	($5.85)	$4.33	(235.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	15,902	16,063	(1.0)
Diluted	15,902	16,069	(1.0)
NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended June 30,		Percent
	2020	2019	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	1,273,258	4,169,536	(69.5)
Available seat miles (ASMs) (thousands)	2,220,755	4,447,066	(50.1)
Airline operating expense per ASM (CASM) (cents)	10.55	8.35	26.3
Adjusted airline operating expense per ASM (CASM) (cents)	10.49	8.35	25.6
Fuel expense per ASM (cents)	1.23	2.70	(54.4)
Airline operating CASM, excluding fuel (cents)	9.32	5.65	65.0
Adjusted airline operating CASM, excluding fuel (cents)	9.26	5.65	63.9
ASMs per gallon of fuel	90.0	82.3	9.4
Departures	15,089	30,547	(50.6)
Block hours	32,989	68,332	(51.7)
Average stage length (miles)	850	853	(0.4)
Average number of operating aircraft during period	90.7	85.0	6.7
Average block hours per aircraft per day	3.8	8.8	(56.8)
Full-time equivalent employees at end of period	4,349	4,179	4.1
Fuel gallons consumed (thousands)	24,664	54,064	(54.4)
Average fuel cost per gallon	$1.11	$2.22	(50.0)
Scheduled service statistics:
Passengers	1,266,077	4,131,855	(69.4)
Revenue passenger miles (RPMs) (thousands)	1,107,534	3,603,076	(69.3)
Available seat miles (ASMs) (thousands)	2,174,683	4,311,182	(49.6)
Load factor	50.9%	83.6%	(32.7)
Departures	14,683	29,567	(50.3)
Block hours	32,248	66,135	(51.2)
Total passenger revenue per ASM (TRASM) (cents)(2)	5.75	10.97	(47.6)
Average fare - total scheduled service(3)	$40.46	$58.39	(30.7)
Average fare - air-related charges(3)	$51.57	$51.68	(0.2)
Average fare - third party products	$6.67	$4.40	51.6
Average fare - total	$98.70	$114.47	(13.8)
Average stage length (miles)	855	853	0.2
Fuel gallons consumed (thousands)	24,124	52,327	(53.9)
Average fuel cost per gallon	$1.08	$2.22	(51.4)
Percent of sales through website during period	93.8%	93.5%	0.3
Other data:
Rental car days sold	135,536	540,960	(74.9)
Hotel room nights sold	12,772	114,191	(88.8)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent
	2020	2019	change
OPERATING REVENUE:
Passenger revenue	$495,431	$874,755	(43.4)
Third party products	24,419	35,350	(30.9)
Fixed fee contract revenue	12,156	23,061	(47.3)
Other revenue	10,522	10,215	3.0
Total operating revenue	542,528	943,381	(42.5)
OPERATING EXPENSES:
Salary and benefits	207,436	233,003	(11.0)
Aircraft fuel	116,171	219,670	(47.1)
Depreciation and amortization	86,995	74,676	16.5
Station operations	68,405	84,835	(19.4)
Maintenance and repairs	34,827	43,701	(20.3)
Sales and marketing	27,364	41,466	(34.0)
Aircraft lease rentals	2,389	—	NM
Other	50,468	46,849	7.7
CARES Act grant recognition	(74,539)	—	NM
Special charges	247,267	—	NM
Total operating expense	766,783	744,200	3.0
OPERATING INCOME (LOSS)	(224,255)	199,181	(212.6)
OTHER (INCOME) EXPENSE:
Interest expense	32,206	39,025	(17.5)
Capitalized interest	(4,067)	(2,541)	60.1
Interest income	(3,728)	(6,703)	(44.4)
Loss on extinguishment of debt	1,222	3,677	(66.8)
Special charges	26,632	—	NM
Other, net	623	15	4,053.3
Total other expense	52,888	33,473	58.0
INCOME (LOSS) BEFORE INCOME TAXES	(277,143)	165,708	(267.2)
INCOME TAX PROVISION (BENEFIT)	(151,030)	38,041	(497.0)
NET INCOME (LOSS)	$(126,113)	$127,667	(198.8)
Earnings (loss) per share attributable to common shareholders(1):
Basic	($7.93)	$7.85	(201.0)
Diluted	($7.93)	$7.84	(201.1)
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	15,927	16,037	(0.7)
Diluted	15,927	16,050	(0.8)
NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,		Percent
	2020	2019	change(1)
OPERATING STATISTICS
Total system statistics:
Passengers	4,448,708	7,619,814	(41.6)
Available seat miles (ASMs) (thousands)	6,288,427	8,357,304	(24.8)
Airline operating expense per ASM (CASM) (cents)	9.35	8.63	8.3
Adjusted airline operating expense per ASM (CASM) (cents)	9.18	8.63	6.4
Fuel expense per ASM (cents)	1.85	2.63	(29.7)
Airline operating CASM, excluding fuel (cents)	7.50	6.00	25.0
Adjusted airline operating CASM, excluding fuel (cents)	7.33	6.00	22.2
ASMs per gallon of fuel	87.2	83.1	4.9
Departures	41,401	55,747	(25.7)
Block hours	95,112	128,151	(25.8)
Average stage length (miles)	879	876	0.3
Average number of operating aircraft during period	92.1	82.3	11.9
Average block hours per aircraft per day	5.5	8.6	(36.0)
Full-time equivalent employees at end of period	4,349	4,179	4.1
Fuel gallons consumed (thousands)	72,143	100,537	(28.2)
Average fuel cost per gallon	$1.61	$2.18	(26.1)
Scheduled service statistics:
Passengers	4,420,683	7,553,393	(41.5)
Revenue passenger miles (RPMs) (thousands)	4,033,017	6,794,122	(40.6)
Available seat miles (ASMs) (thousands)	6,138,692	8,113,315	(24.3)
Load factor	65.7%	83.7%	(18.0)
Departures	40,167	53,911	(25.5)
Block hours	92,594	124,098	(25.4)
Total passenger revenue per ASM (TRASM) (cents)(2)	8.47	11.22	(24.5)
Average fare - scheduled service(3)	$57.27	$63.49	(9.8)
Average fare - air-related charges(3)	$54.80	$52.32	4.7
Average fare - third party products	$5.52	$4.68	17.9
Average fare - total	$117.59	$120.49	(2.4)
Average stage length (miles)	883	878	0.6
Fuel gallons consumed (thousands)	70,229	97,395	(27.9)
Average fuel cost per gallon	$1.60	$2.18	(26.6)
Percent of sales through website during period	93.7%	93.5%	0.2
Other data:
Rental car days sold	616,582	1,012,558	(39.1)
Hotel room nights sold	104,776	219,206	(52.2)
(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	June 30, 2020 (unaudited)	December 31, 2019	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$272.2	$121.9	123.3%
Short-term investments	390.9	335.9	16.4
Long-term investments	—	15.5	(100.0)
Total unrestricted cash and investments	663.1	473.3	40.1
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	227.7	173.3	31.4
Long-term debt and finance lease obligations, net of current maturities and related costs	1,273.4	1,248.6	2.0
Total debt	1,501.1	1,421.9	5.6
Total Allegiant Travel Company shareholders’ equity	736.6	883.6	(16.6)

Summary Cash Flow

	Six Months Ended June 30,		Percent
Unaudited (millions)	2020	2019	Change
Cash provided by operating activities	$276.7	$277.5	(0.3)%
Changes in air traffic liability	104.8	54.8	91.2
Changes in working capital, ex air traffic liability	(134.1)	(21.3)	529.6
Purchase of property and equipment, including capitalized interest	170.7	234.5	(27.2)
Cash dividends paid to shareholders	11.4	22.8	(50.0)
Proceeds from the issuance of long-term debt	175.7	770.4	(77.2)
Principal payments on long-term debt & finance lease obligations	98.2	522.6	(81.2)

Daily Cash Burn Reconciliation

Daily cash burn defined as cash from operations less debt and rent payments and capital expenditure outflows, excluding aircraft and engine acquisitions. Excludes the impact of the CARES Act Payroll Support Program funding.

Unaudited (millions)	Three Months Ended June 30, 2020
Cash from operations	170

Adjustments:
Debt and rent payments	35
CARES Act payroll support	137
Federal tax refund received for net operating losses	45
Rate differential of net operating loss included in net loss	18
Capital expenditures, excluding airframes and engines	17
Total adjustments	252

Adjusted cash burn	(82)
Days in period	91
Average daily cash burn	0.9

EPS Calculation

The following table sets forth the computation of net income (loss) per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic:
Net income (loss)	$(93,103)	$70,543	$(126,113)	$127,667
Less income allocated to participating securities	—	(997)	(236)	(1,791)
Net income (loss) attributable to common stock	$(93,103)	$69,546	$(126,349)	$125,876
Earnings (loss) per share, basic	$(5.85)	$4.33	$(7.93)	$7.85
Weighted-average shares outstanding	15,902	16,063	15,927	16,037
Diluted:
Net income (loss)	$(93,103)	$70,543	$(126,113)	$127,667
Less income allocated to participating securities	—	(996)	(236)	(1,790)
Net income (loss) attributable to common stock	$(93,103)	$69,547	$(126,349)	$125,877
Earnings (loss) per share, diluted	$(5.85)	$4.33	$(7.93)	$7.84
Weighted-average shares outstanding	15,902	16,063	15,927	16,037
Dilutive effect of stock options and restricted stock	26	39	56	39
Adjusted weighted-average shares outstanding under treasury stock method	15,928	16,102	15,983	16,076
Participating securities excluded under two-class method	(26)	(33)	(56)	(26)
Adjusted weighted-average shares outstanding under two-class method	15,902	16,069	15,927	16,050

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2020 and 2019
(Unaudited)

Adjusted operating income, adjusted income before income taxes, adjusted net income and adjusted diluted earnings per share (also referred to as consolidated fully diluted loss per share, excluding COVID related special charges and benefit from the CARES Act), all eliminate the effect of special expenses, related directly to COVID 19, as well as the benefit related to the payroll support grant as provided under the CARES Act, which is not reflective of our ongoing operating performance. The adjusted diluted earnings per share also ignores a one-time tax benefit allowed under the CARES Act. As such, all of these are non-GAAP financial measures.

In addition, airline operating revenue, airline operating income, airline income before income taxes, airline net income and airline operating expense all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures.

EBITDA, as presented in this press release, and the various adjusted and airline only metrics disclosed, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA to evaluate our operating performance and liquidity and it is among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•	EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•	EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and

•	other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which we believe is net income. We believe the presentation of EBITDA and the various adjusted and airline only measures are relevant and useful for investors because they allow them to better gauge the performance of the airline and to compare our results to other airlines.

In addition to EBITDA as defined above, we have included a separate EBITDA as defined by certain credit agreements. This measurement of EBITDA adjusts for losses on impairment, Sunseeker calculation of net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, and special non-recurring items.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of adjusted operating income (loss) (millions)
Operating income (loss) as reported (GAAP)	$(113.3)	$108.1	$(224.3)	$199.2

CARES Act grant recognition	(74.5)	—	(74.5)	—
Special charges (operating):
COVID-19 related expenses	76.2	—	85.7	—
Impairment of assets (non-cash)	5.0	—	161.6	—
Adjusted operating income (loss) (1)	(106.6)	108.1	(51.5)	199.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of adjusted income (loss) before income taxes (millions)
Income (loss) before income taxes as reported (GAAP)	$(146.4)	$91.8	$(277.1)	$165.7

CARES Act grant recognition	(74.5)	—	(74.5)	—
Special charges:
COVID-19 related expenses	96.0	—	105.5	—
Impairment of assets (non-cash)	5.0	—	168.4	—
Adjusted income (loss) before income taxes (1)	(119.9)	91.8	(77.7)	165.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of adjusted net income (loss) (millions) and adjusted earnings (loss) per share (cents)
Adjusted income (loss) before income taxes (per calculation in previous table) (1)	$(119.9)	$91.8	$(77.7)	$165.7
Provision (benefit) for income taxes as reported (GAAP)	(53.3)	21.3	(151.0)	38.0
Adjusted provision (benefit) for income taxes (1) (2)	(25.2)	21.3	(16.3)	38.0
Net income (loss) adjusted for special items, CARES Act grant, and for tax (1)	(94.7)	70.5	(61.4)	127.7

Diluted shares as reported (GAAP)	15,902	16,069	15,927	16,050
Diluted earnings (loss) per share as reported (GAAP)	(5.85)	4.33	(7.93)	7.84
Adjusted fully diluted earnings (loss) per share(1)	(5.96)	4.33	(3.87)	7.84

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of airline-only operating revenue, operating income (loss), net income (loss), and EBITDA (millions, unless otherwise noted)
Operating revenue as reported (GAAP)	$133.3	$491.8	$542.5	$943.4
Non-airline operating revenue (1)	4.3	5.0	8.8	8.3
Airline operating revenue (1)	129.0	486.8	533.7	935.1

Operating income (loss) as reported (GAAP)	(113.3)	108.1	(224.3)	199.2
Non-airline operating loss (1)	(7.9)	(7.4)	(170.0)	(14.8)
Airline operating income (loss) (1)	(105.4)	115.5	(54.3)	214.0
Airline operating margin	(81.7)%	23.7%	(10.2)%	22.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of adjusted airline CASM and CASM excluding fuel (millions, unless otherwise noted)
Airline operating revenue	$129.0	$486.8	$533.7	$935.1
Airline operating income (loss)	(105.4)	115.5	(54.3)	214.0
Airline operating expense	234.4	371.3	588.0	721.1

CARES Act grant recognition	(74.5)	—	(74.5)	—
Airline operating special charges	75.9	—	85.4	—
Adjusted airline operating expense	233.0	371.3	577.1	721.1
Fuel expense as reported	27.4	120.0	116.2	219.7
Adjusted airline operating expense excluding fuel	205.6	251.3	460.9	501.4

Available seat miles (ASMs) (thousands)	2,220,755	4,447,066	6,288,427	8,357,304

Airline operating expense per ASM as reported (CASM) (cents)	10.55	8.35	9.35	8.63
Adjusted airline operating expense per ASM (CASM) (cents)	10.49	8.35	9.18	8.63

Airline operating CASM, excluding fuel as reported (cents)	9.32	5.65	7.50	6.00
Adjusted airline operating CASM, excluding fuel (cents)	9.26	5.65	7.33	6.00

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of consolidated EBITDA to EBITDA as defined by certain credit agreements (millions)
Net income (loss)	$(93.1)	$70.5	$(126.1)	$127.7
Interest expense, net	12.6	16.4	24.4	29.8
Income tax provision (benefit)	(53.3)	21.2	(151.0)	38.0
Depreciation and amortization	43.3	38.5	87.0	74.7
Loss on debt extinguishment	—	—	1.2	3.7
Consolidated EBITDA (1)	(90.5)	146.6	(164.5)	273.9
Average number of aircraft in service (#)	90.7	85.0	92.1	82.3
EBITDA per aircraft	(1.0)	1.7	(1.8)	3.3

Consolidated EBITDA (1)	(90.5)	146.6	(164.5)	273.9
Adjusting items (3)	223.6	3.9	528.0	4.5
EBITDA as defined by certain credit agreements (1)	133.1	150.5	363.5	278.4
(1) Denotes non-GAAP figure.
(2) Adjusted income tax for 2020 utilizes a 21.0% effective rate
(3) Adjusting items includes the following: loss on impairment, Sunseeker net income/(loss), stock compensation expense, amortization of debt issuance costs, (gain)/loss on disposal of assets, tax provision - in excess of cash paid, cash refunds to customers, and other special non-recurring items.